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                                                                    EXHIBIT 23.4



           [SAMSON BELAIR/DELOITTE & TOUCHE s.e.n.c.r.l. LETTERHEAD]


CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-114148) and related Prospectus of Lions Gate Entertainment Corp. of our report dated July 7, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern and an explanatory paragraph stating that we reported separately to the shareholders on the consolidated financial statements for the year ended March 31, 2004 in accordance with Canadian generally accepted accounting principles and auditing standards) on the consolidated financial statements of Cinegroupe Corporation as of March 31, 2004 and 2003 and for the years ended March 31, 2004, 2003 and 2002 appearing in the Annual Report on Form 10-K/A of Lions Gate Entertainment Corp. for the year ended March 31, 2004.


/s/ Samson Belair/Deloitte & Touche s.e.n.c.r.l.

Montreal QC, Canada
July 22, 2004